UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On October 30, 2007, Energy Partners, Ltd. (the “Company”) announced that it had extended its offer (the “Exchange Offer”) to exchange up to $150,000,000 in aggregate principal amount of its new registered floating rate Senior Notes due 2013 and up to $300,000,000 in aggregate principal amount of its new registered 9¾% Senior Notes due 2014, for up to $150,000,000 in aggregate principal amount of its currently outstanding floating rate Senior Notes due 2013 and up to $300,000,000 in aggregate principal amount of its currently outstanding 9¾% Senior Notes due 2014 (such outstanding notes are collectively referred to as the “Original Notes”) to 12:00 midnight, New York City time, on November 2, 2007.  Other than the extensions described herein, all of the terms of the Exchange Offer remain unchanged.

The extension of the Exchange Offer has been made to allow holders of outstanding Original Notes who have not yet tendered their Original Notes for exchange to do so.  As of 12:00 midnight on October 29, 2007, approximately $441,000,000 in aggregate principal amount of the Original Notes had been validly tendered for exchange and not withdrawn.

This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy securities.  The Exchange Offer is made by means of a prospectus dated September 28, 2007, which has been filed with the U.S. Securities and Exchange Commission.

A copy of the press release issued by the Company regarding the extension of the Exchange Offer is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01.                                Financial Statements and Exhibits.

Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated October 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 31, 2007

ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary